CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the reference to our firm in the Registration Statement, (Form N-1A), and related Statement of Additional Information of the Pauze Funds and to the inclusion of our report dated May 23, 2002 to the Shareholders and Board of Trustees of the Pauze Funds.

                                                     /s/

                                                     TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
September 3, 2002